REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Medicine Corporation and Subsidiaries

We have audited the accompanying combined balance sheets of Guangzhou LifeTech Pharmaceuticals, Co., Ltd. and Guangzhou LifeTech Medicine Technologies Co., Ltd. (the “Company”) as of September 30, 2009 and December 31, 2008, and the related combined statements of income and other comprehensive income, shareholders’ equity (deficit), and cash flows for the nine months ended September 30, 2009 and for the year ended December 31, 2008.  The Company’s management is responsible for these combined financial statements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2009 and December 31, 2008, and the results of its operations and its cash flows for the nine months ended September 30, 2009 and for the year ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Frazer Frost, LLP

Brea, California
February 18, 2010

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND GUANGZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.
COMBINED BALANCE SHEETS

	September 30,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS
Cash	$1,882,932	$247,482
Short term investment	-	4,942
Notes receivables	6,337	34,185
Accounts receivable, trade, net of allowance for doubtful accounts of $14,523 and $0 as of September 30, 2009 and December 31, 2008, respectively	755,034	309,483
Other receivable	66,158	93,865
Other receivable - related parties	395,887	-
Inventories	1,112,412	960,563
Advances to suppliers	48,348	103,646
Other current assets	18,377	12,806
Total current assets	4,285,485	1,766,972

PLANT AND EQUIPMENT, NET	4,180,325	4,387,052

OTHER ASSETS
Intangible assets, net	1,477,169	1,575,006
Total other assets	1,477,169	1,575,006

Total assets	$9,942,979	$7,729,030

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term Loan	$10,239,660	$13,173,660
Accounts payable, trade	1,163,603	633,351
Other payables and accrued liabilities	195,602	577,483
Customer deposits	3,431,173	363,045
Taxes payable	668,586	201,097
Total current liabilities	15,698,624	14,948,636

LONG TERM LIABILITIES:
Other payables - related parties	2,282,669	2,442,331

Total liabilities	17,981,293	17,390,967

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Registered capital	4,373,914	4,373,914
Paid-in capital	75,721	75,721
Retained earnings (deficit)	(11,836,089)	(13,296,252)
Statutory reserve	169,375	7,133
Accumulated other comprehensive loss	(821,235)	(822,453)
Total shareholders' equity (deficit)	(8,038,314)	(9,661,937)

Total liabilities and sharholders' equity (deficit)	$9,942,979	$7,729,030

See accompanying notes to the Consolidated Financial Statements.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND GUANGZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.
COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended	Nine Months Ended
	December 31	September	September
	2008	2009	2008
			(Unaudited)
REVENUES:
Product sales	$2,372,848	$5,090,975	$1,617,144
Medical formual sales	1,153,200	703,632	1,146,960
Total revenues	3,526,048	5,794,607	2,764,104

COST OF GOODS SOLD	1,549,500	2,439,645	974,278

GROSS PROFIT	1,976,548	3,354,962	1,789,826

OPERATING EXPENSES:
Research and development	172,974	152,804	104,505
Selling, general and administrative	1,093,481	742,056	938,790
Total operating expenses	1,266,455	894,860	1,043,295

INCOME FROM OPERATIONS	710,093	2,460,102	746,531

OTHER INCOME (EXPENSE):
Other income (expense), net	191,011	82,703	125,463
Financial income (expense), net	(829,770)	(680,330)	(480,376)
Total other income (expense)	(638,759)	(597,627)	(354,913)

INCOME BEFORE INCOME TAXES	71,334	1,862,475	391,618

PROVISION FOR INCOME TAXES	-	240,070	-

NET INCOME	71,334	1,622,405	391,618

OTHER COMPREHENSIVE (LOSS) INCOME:
Foreign currency translation adjustment	(635,764)	1,219	975,862

COMPREHENSIVE (LOSS) INCOME	$(564,430)	$1,623,624	$1,367,480

See accompanying notes to the Consolidated Financial Statements.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND GUANGZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.
COMBINED STATEMENTS OF SHARHOLDERS' EQUITY (DEFICIT)

					Accumulated
			Retained Earnings (Deficit)		other
	Registered	Paid-in	Statutory		comprehensive
	Capital	capital	reserves	Unrestricted	income	Totals

BALANCE, December 31, 2007	$4,373,914	$75,721	$-	$(13,360,453)	$(186,690)	$(9,097,508)

Net income				71,334		71,334
Adjustment of statutory reserve			7,133	(7,133)		-
Foreign currency translation adjustments					(635,764)	(635,764)

BALANCE, December 31, 2008	4,373,914	75,721	7,133	(13,296,252)	(822,454)	(9,661,938)

Net income				1,622,405		1,622,405
Adjustment of statutory reserve			162,242	(162,242)		-
Foreign currency translation adjustments					1,219	1,219

BALANCE, September 30, 2009	$4,373,914	$75,721	$169,375	$(11,836,089)	$(821,235)	$(8,038,314)

See accompanying notes to the Consolidated Financial Statements.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND GUANGZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended	For the nine months ended September 30,
	December 31,	2009	2008
	2008		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,334	$1,622,405	$391,618
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	335,139	251,609	256,307
Bad debt expense	-	14,512	-
Change in operating assets and liabilities
Notes receivables	(33,591)	27,827	-
Accounts receivable, trade	(69,894)	(459,730)	108,837
Other receivable	542,776	30,918	34,308
Other receivable - Related party	-	(395,590)	(6,361,327)
Inventories	15,774	(151,735)	(145,859)
Advances to suppliers	(78,439)	55,256	(96,543)
Other current assets	7,252	(5,567)	18,943
Change in operating liabilities
Accounts payable, trade	(14,015)	529,855	(7,125)
Other payables and accrued liabilities	81,791	(381,594)	82,971
Other payables-related parties
Customer deposits	(641,527)	3,065,827	(795,870)
Taxes payable	64,525	467,139	66,540
Net cash provided by (used in) operating activities	281,125	4,671,132	(6,447,200)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of short term investment	-	4,938	-
Purchase of equipment	(9,548)	(19,858)	-
Purchase of intangible assets	-	(1,246)	-
Retirement of intangible assets	-	73,830	-
Long term prepayment	-		-
Net cash used in investing activities	(9,548)	57,664	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Other payables - related party	(7,478,014)	(159,543)	(9,496)
Proceeds from short term loan	12,973,500	17,238,984	11,182,860
Repayment of short term loan	(5,794,830)	(20,170,784)	(4,014,360)
Net cash provided by (used in) financing activities	(299,344)	(3,091,343)	7,159,004

EFFECT OF EXCHANGE RATE ON CASH	28,825	(2,003)	24,244

INCREASE IN CASH	1,058	1,635,450	736,048

CASH, beginning of year	246,424	247,482	246,424

CASH, end of year	$247,482	$1,882,932	$982,472

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest expenses paid	$735,113	$658,505	$425,481
Income taxes paid	$-	$-	$-

See accompanying notes to the Consolidated Financial Statements.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Organization

The accompanying combined financial statements include the accounts of Guangzhou LifeTech Pharmaceuticals, Co., Ltd., (“LifeTech”) and Guangzhou LifeTech Medicine Technologies Co., Ltd. (“Technology”). The combined entities are referred below as the “Company”.  LifeTech and Technology were under common control and ownership of Guangzhou Mcwalts Investment Holdings Limited (“Mcwalts”).

Mcwalts directly owned 100% of Technology and Sinoform Limited (“Sinoform”).  Sinoform was incorporated in the British Virgin Islands on July 7, 2000 and directly owned 100% of LifeTech.  The Company was founded in 1992 and is a developer and manufacturer of pharmaceutical products with a focus on vascular medicines, anti-inflammatory medicines, women’s health and other general health traditional Chinese medicines.

In 2006, LifeTech and Technology was restructured with registered capital approximately of $4.3 million (RMB 34,000,000) and $62,400 (RMB 500,000), respectively.  Technology is in the development stage and had no operations as of September 30, 2009.

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  All material intercompany transactions and balances have been eliminated in the combination.

Use of estimates

The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from management’s estimates.

Cash and concentration of risk

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash includes cash on hand and demand deposits in accounts maintained with the People’s Republic of China (“PRC”)  state owned banks and banks in the United States.

Financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for banks, no deposits with the state owned banks within the PRC are covered by insurance. As of September 30, 2009 and December 31, 2008, the Company had total deposits in excess of federally insured limits of $1,818,760 and $162,454, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company's operations may be adversely affected by significant political, economic and social uncertainties in China. Although the Chinese government has pursued economic reform policies in the past, there is no assurance that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China's political, economic and social conditions. There is also no guarantee that the Chinese government's pursuit of economic reforms will be consistent or effective.

For the nine months ended September 30, 2009, two suppliers accounted for approximately 13% and 11% of the Company’s purchases.  For the year ended December 31, 2008 and the nine months ended September 30, 2008, one supplier accounted for approximately 17% of the Company's purchases.  The Company had $67,936 and $60,554 accounts payable due to this supplier as of September 30, 2009 and December 31, 2008, respectively.

For the nine months ended September 30, 2009, the Company had no concentration of sales.  For the year ended December 31, 2008 and the nine months ended September 30, 2008, one customer accounted for approximately 14% of the Company's total sales.  The Company had no accounts receivable due from this customer as of December 31, 2008 and September 30, 2009.

For the nine months ended September 30, 2009, the top two products accounted for approximately 52% and 19% of the Company’s total sales.  For the year ended December 31, 2008 and the nine months ended September 30, 2008, the top three products accounted for approximately 23%, 17%, and 12% of the Company’s total sales, respectively.

Accounts receivable, trade

The Company extends unsecured credit to its customers.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Account balances are written-off after management has exhausted all efforts of collection.

Inventories

Inventories are stated at the lower of cost or market value, cost is determined using the weighted average method.  Inventories include purchases and related costs incurred in bringing the inventories to their present location and condition. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory and additional cost of goods sold when the carrying value exceeds net realizable value.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Plant and equipment

Plant and equipment are stated at the cost of acquisition less accumulated depreciation.  Major additions are capitalized.  Expenditures for maintenance and repairs which do not improve or extend the useful lives of the assets are charged to operations as incurred.  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Buildings and improvements	50 years
Machinery equipment	5 years
Office equipment and vehicles	5 - 10 years

The residual value is estimated to be 5% of the actual cost.

Intangibles

Intangible assets mainly include land use rights. All land in the PRC is government owned.  However, the government grants “land use rights”.  The Company acquired land use rights in 2002 and 2007 and has the right to use the land for 50 years.  The rights are amortized on a straight line basis over 50 years.

Impairment of long-lived assets

The Company evaluates long lived assets, including equipment and intangible assets, for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets, and goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.  As of September 30, 2009 and December 31, 2008, management believes there was no impairment of long-lived assets.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Fair value of financial instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires fair value disclosures of those financial instruments.  The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
• Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2009 and December 31, 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with the Financial Accounting Standard Board (the “FASB”)’s accounting standard.

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record assets and liabilities at fair value on a non-recurring basis.  Generally, assets are recorded at fair value on a non-recurring basis as a result of impairment charges.  As of September 30, 2009 and December 31, 2008, there were no impairment charges.  Refer to the discussion elsewhere in the notes for impairment valuation.

Revenue recognition

The Company recognizes revenue when all four of the following criteria are met: (1) persuasive evidence has been received that an arrangement exists; (2) delivery of the products and/or services has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. The Company follows the accounting standard regarding revenue recognition which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company's revenue recognition criteria is recorded as deferred revenue. The Company requires its customers to deposit monies with the Company when they place an order. The Company does not pay interest on these amounts.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with the FASB’s accounting standard for income taxes.  Under the asset and liability method as required by this accounting standard, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  The charge for taxation is based on the results for the reporting period as adjusted for item, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.  The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

Under the accounting standard regarding accounting for uncertainty in income taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Shipping and handling

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs and totaled $31,540 for the year ended December 31, 2008 and $51,092 and $23,118 for the nine months ended September 30, 2009 and 2008, respectively.

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Because cash flows are also translated at average translation rates, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The balance sheet amounts with the exception of equity were both translated 6.82 RMB to $1.00 at September 30, 2009 and December 31, 2008. The equity accounts were stated at their historical exchange rates.  The average translation rates applied to the income and cash flow statement amounts for the year ended December 31, 2008 was 6.94 RMB to $1.00 and for the nine months ended September 30, 2009 and 2008 were 6.82 RMB and 6.97 RMB to $1.00, respectively.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Recent accounting pronouncements

In April 2009, the FASB issued three related FASB Staff Positions: (i) Recognition of Presentation of Other-Than-Temporary Impairments, (ii) Interim Disclosures about Fair Value of Financial Instruments, and (iii) Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, which are effective for interim and annual reporting periods ending after June 15, 2009. The first Staff Position modifies the requirement for recognizing other-than-temporary impairments, changes the existing impairment model, and modifies the presentation and frequency of related disclosures. The second Staff Position requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements.  The third Staff Position requires new disclosures regarding the categories of fair value instruments, as well as the inputs and valuation techniques utilized to determine fair value and any changes to the inputs and valuation techniques during the period.  The adoption of these FASB Staff Positions did not have a material impact the Company’s consolidated financial statements.

In May 2009, the FASB issued an accounting standard which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. The standard is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this Standard during the second quarter of 2009. The standard requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued an accounting standard which establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP. The Codification does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the Company in the third quarter of 2009, and accordingly, all current and subsequent public filings will reference the Codification as the sole source of authoritative literature.

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

In January 2010, the FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary.  Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary.  Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value.  In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets.  This ASU is effective beginning in the first interim or annual reporting period ending on or after December 31, 2009.  The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

Note 3 – Accounts receivable
Accounts receivable consisted of the following:

	September 30, 2009	December 31, 2008
Trade accounts receivable	$769,557	$309,483
Allowance for doubtful accounts	(14,523)	-
Trade accounts receivable, net	$755,034	$309,483

Note 4 – Inventories
Inventories consisted of the following:
	September 30, 2009	December 31, 2008
Raw materials	$88,951	$114,961
Work-in-process	620,761	333,362
Finished goods	35,222	300,961
Packing materials	373,625	217,426
Inventory reserve	(6,147)	(6,147)
Totals	$1,112,412	$960,563

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5 – Plant and equipment, net
Plant and equipment consisted of the following:

	September 30, 2009	December 31, 2008

Buildings and improvements	$3,018,313	$3,018,313
Machinery and equipment	3,150,491	3,132,971
Vehicles and office equipment	100,098	97,745
Total	6,268,902	6,249,029
Less: accumulated depreciation	(2,088,577)	(1,861,977)
Plant and equipment, net	$4,180,325	$4,387,052

Depreciation expense for the year ended December 31, 2008 amounted to $ 302,125 and for the nine months ended September 30, 2009 and 2008 amounted to $226,430 and 231,681, respectively.

Note 6 – Intangible assets
Net intangible assets consist of the following:

	September 30, 2009	December 31, 2008

Land use rights	$1,549,919	$1,549,920
Patent	105,551	178,189
Total	1,655,470	1,728,109
Less: accumulated amortization	(178,301)	(153,103)
Intangible assets, net	$1,477,169	$1,575,006

Amortization expense for the year ended December 31, 2008 amounted to $33,014 and for the nine months ended September 20, 2009 and 2008 amounted to $25,179 and $24,626, respectively.  The estimated aggregate amortization expense for each of the five fiscal years will be approximately $229,000.

Note 7 – Short term loan

Short term loans represent amounts due to various banks and are normally due within one year.  The loan principal is due at maturity and can be renewed with the banks.  The Company has the following short term loans from banks at:

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

	September 30,	December 31,
	2009	2008
Two loans with Industrial and Commercial Bank with due dates from 8/2009 to 11/2009 and interest rates ranging from 5.58% to 7.47%, secured by the Company's properties		5,838,660

Two loans with Industrial and Commercial Bank, Due 8/2010 with an interest rate of 5.31%, secured by the Company's properties	5,838,600

One loan with Guangzhou Rural Credit Union, due 6/2009 with interest rate of 5.4%, guaranteed and secured by the related party		7,335,000

One loan with Guangzhou Rural Credit Union, due 6/6/2012 with interest rate of 5.40%, guaranteed and secured by the related party	4,401,000
Total – bank loans	$10,239,660	$13,173,660

For the year ended December 31, 2008, total interest incurred amounted to $735,113.  For the nine months ended December 31, 2009 and 2008, total interest incurred amounted to $658,505 and $425,481, respectively.

Note 8 - Taxes

The Company conducts all its operating business in China and is governed by the income tax laws of the PRC.  Under the income tax laws of the PRC, Chinese companies are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region where enterprises are granted a three-year income tax exemption and a 50% income tax reduction for the next three years or the enterprise is a manufacturing related joint venture with a foreign enterprise or a wholly owned subsidiary of a foreign enterprise, which are granted a two-year income tax exemption and a 50% income tax reduction for the next three years.

The Company’s subsidiaries are governed by the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).  Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law has replaced the previous laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DEs and FIEs.  Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company was approved as a wholly owned foreign enterprise in 2006 and was established before March 16, 2007 and therefore is qualified to continue enjoying the reduced tax rate as described above.  The exemption commences from the first profitable year.  LifeTech became profitable in 2007; thus, LifeTech was exempt from corporate income tax for the years ended December 31, 2008 and 2007 and is entitled to a 50% reduction of the income tax rate of 25% (or a rate of 12.5%) from 2009 through 2011.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the year ended December 31, 2008 and for the nine months ended September 2009 and2008:

	December 31, 2008	September 30, 2009	September 30, 2008
U.S. Statutory rates	34%	34%	34%
Foreign income not recognized in USA	(34)	(34)	(34)
China income taxes	25	25	25
Tax exemption	(25)	(12.5)	(25)
Other (a)	0	0.4	-
Effective income taxes	-%	12.9%	-%

(a) The other represents losses incurred by Technology are not subjected to PRC income taxes.

The estimated tax savings for the year ended December 31, 2008 amounted to approximately $23,000 and for the nine months ended 2009 and 2008 amounted to 235,000 and 104,000, respectively.

Value added tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing its finished products. The Company recorded VAT Payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.  VAT taxes are not impacted by the income tax holiday.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

VAT on sales and VAT on purchases amounted to approximately $403,000 and $225,000 for the year ended December 31, 2008, $865,000 and $214,000 for the nine months ended September 30, 2009, and $301,000 and $170,000 for the nine months ended September 2008.

Taxes payable consisted of the following:

	September 30, 2009	December 31, 2008
Income tax payable	$240,249	$-
Value added tax payable	428,337	55,610
Other taxes	-	145,487
Total	$668,586	$201,097

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 9 - Retirement benefit plans

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees.  The PRC government is responsible for the pension liability to these retired employees.  The Company is required to make monthly contributions to the state retirement plan and the contribution is based on a percentage required by the local government and the employees' current compensation. The Company contributed approximately $47,000 for the year ended December 2008 and for the nine months ended September 30, 2009.

Note 10 - Statutory reserves

The laws and regulations of the People’s Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund and the enterprise fund and represent restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The transfer to this reserve must be made before distribution of any dividend to shareholders.  The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Company has total registered capital approximately $4.4 million (RMB 34,500,000).  As of September 30, 2009, the Company has appropriated approximately $173,000 as reserve for the statutory surplus reserve and is required to contribute an additional $2.0 million from future earnings.

Note 11 – Related party transactions

Other receivable represents cash collected from customers by Mcwalts on behalf of the Company; balances were recorded in other receivable.  The amount due to Lifetech is short term in nature and non-interest bearing.  The Company borrowed money from Mcwalts for acquisition of fixed assets prior to 2008.  These borrowings were non-interest bearing.  Subsequent to the closing of the acquisition by China Medicine Corporation (“CMC”), outstanding balances with related parties were paid off.  Settlements for the balances were in cash.  The Company had the following significant related party transactions as of September 30, 2009 and December 31, 2008, respectively:

GUANZHOU LIFETECH PHARMACEUTICALS CO., LTD. AND
GUANZHOU LIFETECH MEDICINE TECHNOLOGIES CO., LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

	September 30, 2009	December 31, 2008
Other receivable	$395,887	$-
Other payables	2,282,669	2,442,331

Note 12 – Commitments and contingencies

From time to time, the Company is involved in legal matters arising in the ordinary course of business.  Management currently is not aware of any legal matters or pending litigation, which would have a significant effect on the Company’s combined financial statements as of September 30, 2009.

Note 13 – Subsequent event

Equity Ownership Transfer Agreement
On October 26, 2009, CMC entered into an Equity Ownership Transfer Agreement (the “Transfer Agreement”) with Sinoform Limited to acquire 100% of Sinoform’s equity interests in LifeTech.  Pursuant to the Transfer Agreement, Sinoform transferred all of its equity interests in the Company for a cash payment of RMB57,000,000 (approximately $8,344,800) in addition to the assumption of RMB89,800,000 (approximately $13,146,720) of the Company’s outstanding bank debt.

Concurrently, CMC also entered into a separate agreement with Mcwalts to acquire 100% of Mcwalts ownership in Technology for a cash payment of RMB 500,000 (approximately $74,000).  The acquisitions were completed on December 4, 2009.

On December 23, 2009, CMC subsequently obtained a waiver from Mcwalts and reduced the combined cash payment to RMB 55,775,000 (RMB $8,182,000).

Repayment of short term loan
Pursuant to the Transfer Agreement CMC agreed to assume the Company's outstanding bank debt. On October 29, 2009, the Company repaid one of the loans of $4,401,000, with Guangzhou Rural Credit Union with cash provided by CMC.